[GRAPHIC OMITTED]                                          FOR IMMEDIATE RELEASE

Contact:
Press Contact:                                  Investor Contact:
--------------                                  -----------------
          Michael Beckerman                            Gerard H. Sweeney
          Beckerman Public Relations                   Christopher P. Marr
          908-781-6420                                 Brandywine Realty Trust
          michael@beckermanpr.com                      610-325-5600
                                                       info@brandywinerealty.com




   Brandywine Realty Trust Announces Fourth Quarter and Full Year 2002 Results


PLYMOUTH MEETING, PA, February 27, 2003 -- Brandywine Realty Trust (BDN-NYSE) announced today that fully diluted earnings per share (EPS) was $0.27 for the fourth quarter of 2002, an increase of $0.17 per share as compared to $0.10 for the fourth quarter of 2001. Net income was $12.7 million for the fourth quarter of 2002, an increase of $5.8 million, as compared to $6.9 million for the fourth quarter of 2001. The increase in net income and EPS in the fourth quarter of 2002 as compared to the similar period in 2001, was primarily due to $6.6 million of non-recurring charges incurred in the fourth quarter of 2001.

Fully diluted EPS was $1.40 for the year 2002, an increase of $0.83 per share as compared to $0.57 for the year 2001. Net income was $63.0 million for year 2002, an increase of $29.3 million, as compared to $33.7 million for the year 2001. The increase in net income in 2002 was primarily the result of the net acquisition, development and disposition activity during 2002, a decrease in depreciation and amortization expense in 2002 resulting from the change in the estimated lives of various buildings from 25 to 40 years and the aforementioned 2001 non-recurring charges.

Fully diluted funds from operations (FFO) were $31.7 million or $0.68 per share for the fourth quarter of 2002 compared to $32.6 million or $0.69 per share for the fourth quarter of 2001. The Company ended the quarter with its portfolio 91.0% occupied and experienced same-store revenue growth for the fourth quarter of 2002 of 1.9% as compared to the same quarter of 2001. FFO for the year 2002 was $126.4 million or $2.69 per share as compared to $127.3 million or $2.69 per share for 2001. FFO per share is calculated on a diluted basis which assumes full conversion of the convertible preferred shares.

"We are encouraged by our fourth quarter results given the uncertain economic climate. Our sound business strategy and seasoned management team, along with our commitment to tenant retention and our high-quality assets will benefit us in the challenging leasing environment we expect will remain in 2003. This economy provides wonderful opportunities for companies with strong operating platforms to outperform," commented Gerard H. Sweeney, Brandywine's President and Chief Executive Officer.


            401 Plymouth Road Suite 500 o Plymouth Meeting PA 19462
Phone (610) 325-5600    o    Fax (610) 325-5622    o   www/brandywinerealty.com

Brandywine Realty Trust Summary Portfolio Performance

o FFO payout ratio was 64.5% for the quarter and 65.3% for the year
o Cash available for distribution (CAD) payout ratio was 79.7% for the quarter and 80.6% for the year
o Decrease in same-store net operating income (NOI) for the quarter of 5.2% with rental income on a cash basis and 4.2% with rental income on a straight-line basis (based on 225 properties or 93.2% of the portfolio)
o Decrease in same-store net operating income (NOI) for the year of 3.7% with rental income on a cash basis and 4.0% with rental income on a straight-line basis (based on 194 properties or 82.3% of the portfolio)
o Quarterly new lease rental rate decrease of 2.1% on a cash basis and an increase of 1.6% on a straight-line basis
o Quarterly rental rate increases on renewals were 0.3% on a cash basis and 3.7% on a straight-line basis
o YTD rental rate increases on new leases were 0.3% on a cash basis and 4.5% on a straight-line basis
o YTD rental rate increases on renewals were 3.5% on a cash basis and 7.1% on a straight-line basis
o Quarterly retention rate was 86.9% and YTD retention rate was 78.0%
o Portfolio was 91.0% occupied and 91.6% leased as of December 31, 2002
o Leases expired or were terminated for approximately 785,000 square feet during the quarter
o Leases were renewed for 682,000 square feet during the quarter
o New leases were signed during the quarter for 228,000 square feet and for 703,000 square feet YTD
o The Company's three development projects consist of approximately 428,000 square feet that were 43% pre-leased as of December 31, 2002.


Distributions

On December 20, 2002, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid on January 15, 2003 to shareholders of record as of December 31, 2002.

2003 Financial Outlook

As a result of economic conditions in the Company's markets, we continue to experience operational challenges that result in difficult earnings visibility. Our expectations for 2003 are based on the following key factors:

o A slight decline in average occupancy from levels achieved in 2002
o A decrease in same-store net operating income ranging from 1.5% to 3.0%
o Operating margins and general and administrative margins consistent with those experienced in 2002

Based on these key assumptions, we affirm our guidance from our October 29, 2002 press release and continue to expect the first quarter 2003 FFO to be $0.64 - $0.66 per share and EPS to be $0.23 - $0.26 per share and full year 2003 FFO to be $2.62 to $2.69 and EPS to be $1.01 - $1.10 per share. These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and various other assumptions and projections. The estimates may be positively or negatively impacted primarily by the timing and terms of property leases.

Forward-Looking Statements

Estimates of future FFO per share and certain other statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company's ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company's tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Funds From Operations

Management believes FFO should be considered in conjunction with net income and cash flows to facilitate a clear understanding of our operating results. FFO should not be considered as an alternative to net income, as a measure of our financial performance or as an alternative to cash flows from operating activities as a measure of liquidity. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. The principal difference between net income and FFO is that depreciation and amortization are not components of FFO. The Company follows the National Association of Real Estate Investment Trust's definition of FFO, which may differ from the methodology for computing FFO used by other REIT's, and accordingly, the Company's calculation of FFO may not be comparable to such other REIT's.

                                    BRANDYWINE REALTY TRUST
                                  CONSOLIDATED BALANCE SHEETS
                                   (unaudited, in thousands)

                                                                   December 31,   December 31,
                                                                      2002           2001
                                                                   -----------    -----------
                                            ASSETS
Real estate investments:
  Operating properties                                             $ 1,889,158    $ 1,893,039
  Accumulated depreciation                                            (245,230)      (230,793)
                                                                   -----------    -----------
                                                                     1,643,928      1,662,246
  Construction-in-progress                                              58,127        111,378
  Land held for development                                             43,075         39,285
                                                                   -----------    -----------
                                                                     1,745,130      1,812,909

Cash and cash equivalents                                               26,801         13,459
Escrowed cash                                                           16,318         16,311
Accounts receivable, net                                                 3,657          6,394
Accrued rent receivable                                                 28,333         25,222
Investment in marketable securities                                     11,872         10,735
Assets held for sale                                                     8,517           --
Investment in joint ventures, at equity                                 14,842         19,067
Deferred costs, net                                                     29,271         24,261
Other assets                                                            34,547         31,845
                                                                   -----------    -----------

       Total assets                                                $ 1,919,288    $ 1,960,203
                                                                   ===========    ===========


                             LIABILITIES AND BENEFICIARIES' EQUITY

Mortgage notes payable                                             $   597,729    $   614,840
Borrowings under Credit Facility                                       307,000        394,325
Unsecured term loan                                                    100,000           --
Accounts payable and accrued expenses                                   27,576         35,054
Distributions payable                                                   21,186         21,525
Tenant security deposits and deferred rents                             22,276         22,290
Other liabilities                                                       22,006         20,179
Liabilities related to assets held for sale                                 20           --
                                                                   -----------    -----------
       Total liabilities                                             1,097,793      1,108,213

Minority interest                                                      135,052        143,834

Beneficiaries' equity:
  Preferred Shares:
     7.25% Series A Preferred Shares, $0.01 par value;
       shares authorized-10,000,000; issued and
       outstanding-750,000 in 2002 and 2001                                  8              8
     8.75% Series B Preferred Shares, $0.01 par value;
       shares authorized-10,000,000; issued and
       outstanding-4,375,000 in 2002 and 2001                               44             44
  Common Shares of beneficial interest,  $0.01 par value;
     shares authorized-100,000,000; issued and
     outstanding-35,226,315 in 2002 and 35,640,935 in 2001                 351            355
  Additional paid-in capital                                           841,660        848,214
  Share warrants                                                           401            401
  Cumulative earnings                                                  225,010        163,502
  Accumulated other comprehensive loss                                  (6,402)        (4,587)
  Cumulative distributions                                            (374,629)      (299,781)
                                                                   -----------    -----------
       Total beneficiaries' equity                                     686,443        708,156
                                                                   -----------    -----------

  Total liabilities and beneficiaries' equity                      $ 1,919,288    $ 1,960,203
                                                                   ===========    ===========

                                                       BRANDYWINE REALTY TRUST
                                                       SELECTED FINANCIAL DATA
                                     (unaudited, in thousands, except share and per share data)


                                                                          Quarter Ended December 31,     Year Ended December 31,
                                                                          --------------------------    --------------------------
                                                                             2002           2001           2002           2001
                                                                          -----------    -----------    -----------    -----------
Revenue
      Rents                                                               $    65,653    $    57,855    $   253,338    $   233,612
      Tenant reimbursements                                                     9,254          7,146         33,624         32,470
      Other                                                                     1,677          3,543          9,768         10,464
                                                                          -----------    -----------    -----------    -----------
           Total revenue                                                       76,584         68,544        296,730        276,546

Operating Expenses
      Property operating expenses                                              20,392         18,082         76,746         72,492
      Real estate taxes                                                         6,950          5,720         25,854         23,077
      Interest                                                                 15,358         16,116         63,522         66,385
      Depreciation and amortization                                            15,339         16,750         58,632         69,047
      Administrative expenses                                                   2,992          3,461         14,804         15,177
      Non-recurring charges                                                      --            6,600           --            6,600
      Unrealized loss on assets held-for-sale                                     665           --              665           --
                                                                          -----------    -----------    -----------    -----------
           Total operating expenses                                            61,696         66,729        240,223        252,778
                                                                          -----------    -----------    -----------    -----------

Income from continuing operations before equity in income of real estate ventures, net gain on sales of interests in
     real estate, minority interest and extraordinary item                     14,888          1,815         56,507         23,768
Equity in income of real estate ventures                                          (65)           545            987          2,768
                                                                          -----------    -----------    -----------    -----------
Income from continuing operations before net gain on sales of interests in real estate, minority interest and
     extraordinary item                                                        14,823          2,360         57,494         26,536
Net gain on sales of interests in real estate                                    --            3,227           --            4,524
Minority interest attributable to continuing operations                        (2,332)        (1,877)        (9,283)        (7,915)
                                                                          -----------    -----------    -----------    -----------
Income from continuing operations                                              12,491          3,710         48,211         23,145
Income from discontinued operations, net of minority interest                     256          3,178          6,694         11,688
Net gain on disposition of discontinued operations, net of
     minority interest                                                           --             --            8,079           --
                                                                          -----------    -----------    -----------    -----------
Income before extraordinary item                                               12,747          6,888         62,984         34,833
Extraordinary item                                                               --             --             --           (1,111)
                                                                          -----------    -----------    -----------    -----------
Net Income                                                                     12,747          6,888         62,984         33,722

Income allocated to Preferred Shares                                           (2,976)        (2,975)       (11,906)       (11,906)
                                                                          -----------    -----------    -----------    -----------
Income allocated to Common Shares                                         $     9,771    $     3,913    $    51,078    $    21,816
                                                                          ===========    ===========    ===========    ===========

Earnings per Common Share after discontinued operations:
Basic income per Common Share                                             $      0.27    $      0.10    $      1.40    $      0.57
                                                                          ===========    ===========    ===========    ===========

Basic weighted-average shares outstanding                                  35,226,315     35,546,344     35,513,813     35,646,571
                                                                          ===========    ===========    ===========    ===========

Diluted income per Common Share                                           $      0.27    $      0.10    $      1.40    $      0.57
                                                                          ===========    ===========    ===========    ===========

Diluted weighted-average shares outstanding                                35,251,565     35,576,844     35,548,043     35,674,380
                                                                          ===========    ===========    ===========    ===========

                                                      BRANDYWINE REALTY TRUST
                                                      SELECTED FINANCIAL DATA
                                     (unaudited, in thousands, except share and per share data)


                                                                           Quarter Ended December 31,    Year Ended December 31,
                                                                           -------------------------   -----------     -----------
                                                                              2002          2001          2002            2001
                                                                           -----------   -----------   -----------     -----------
Funds From Operations (FFO):
Income before gains on sales of interests in real estate, minority interest and extraordinary item:
    Continuing operations                                                  $    14,823   $     2,360   $    57,494     $    26,536
    Discontinued operations                                                        270         3,370         7,080          12,395
    Non-recurring charges                                                         --           6,600          --             6,600
                                                                           -----------   -----------   -----------     -----------

Income before gains on sales, minority interest, extraordinary item and
non-recurring charges                                                           15,093        12,330        64,574          45,531

Add:
    Depreciation:
      Real property                                                             13,525        17,503        52,944          73,031
      Real estate ventures                                                         639         1,199         2,422           3,479
    Amortization of leasing costs                                                1,814         1,599         5,820           5,158
    Gain on sale of land interests                                                --            --            --               881
    Unrealized loss on assets held-for-sale                                        665          --             665            --
Less:
    Gain included in equity in income of real estate ventures                     --            --            --              (785)
                                                                           -----------   -----------   -----------     -----------
Funds from operations, excluding non-recurring charges                     $    31,736   $    32,631   $   126,425     $   127,295
                                                                           ===========   ===========   ===========     ===========

Number of weighted-average Common Shares                                    46,508,350    47,197,842    46,928,420      47,297,302
                                                                           ===========   ===========   ===========     ===========

FFO per weighted-average Common Share, excluding non-recurring charges     $      0.68   $      0.69   $      2.69     $      2.69
                                                                           ===========   ===========   ===========     ===========

FFO per weighted-average Common Share                                      $      0.68   $      0.55   $      2.69     $      2.55
                                                                           ===========   ===========   ===========     ===========

Payout ratio of FFO (1)                                                          64.5%         63.6%         65.3%           63.2%

Cash Available for Distribution (CAD):
FFO (excluding non-recurring charges)                                      $    31,736   $    32,631   $   126,425     $   127,295

Add (deduct):
    Rental income from straight-line rents                                      (1,719)       (1,498)       (5,930)         (6,206)
    Deferred market rental income                                                 (459)         --            (459)           --
    Amortization:
      Deferred financing costs                                                     252           540         1,795           2,679
      Deferred compensation costs                                                  765           982         3,182           3,710
    Second generation capital expenditures (2):
      Building and tenant improvements                                          (3,235)       (2,996)      (16,548)        (12,677)
      Lease commissions                                                         (1,661)         (718)       (6,042)         (3,577)
                                                                           -----------   -----------   -----------     -----------
Cash available for distribtution                                           $    25,679   $    28,941   $   102,423     $   111,224
                                                                           ===========   ===========   ===========     ===========

FFO per weighted-average Common Share                                      $      0.55   $      0.61   $      2.18     $      2.35
                                                                           ===========   ===========   ===========     ===========

Payout ratio of CAD (1)                                                          79.7%         71.8%         80.6%           72.3%

Dividend per Common Share                                                  $      0.44   $      0.44   $      1.76     $      1.70
                                                                           ===========   ===========   ===========     ===========

(1) Payout ratio is calculated by dividing dividend per Common Share by FFO or CAD per weighted-average Common Share

(2) Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

Fourth Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, February 28, 2003 at 1:00 p.m. EST. Call 1-877-679-9045. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, March 14, 2003 by calling 1-800-615-3210 - access code 6375008.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of fourth quarter earnings. The Supplemental Information package is available through the Company's website @www.brandywinerealty.com. The Supplemental Information Package will be found in both the "About The Company" section and the "Investor Relations - Annual Reports" section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic Region's largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 288 office and industrial properties, aggregating
19.9 million square feet.
                                      # # #